UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 28, 2009
Health Benefits Direct Corporation

(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(484) 654-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
The board of directors of Health Benefits Direct Corporation (the “Company”) has approved a rights offering of up to $8 million in “units,” with each unit consisting of shares of the Company’s common stock, the Company’s Series A convertible preferred stock and warrants to purchase shares of the Company’s common stock. These units will be made available, on a pro rata basis, to the Company’s existing stockholders for a subscription price to be determined by the board of directors. The Company’s board of directors has approved this rights offering for the purpose of raising capital to finance the Company’s operating activities while giving all holders of the Company’s common stock the opportunity to participate in an equity investment in the Company on the same economic terms as the Company’s last two private placements in March 2008 and January 2009.
The Company will not initially offer any units to The Co-Investment Fund II, LLP (“Co-Investment”). If stockholders other than Co-Investment subscribe for less than $3 million in units, then Co-Investment would agree to acquire enough units under a standby purchase agreement so that the Company can issue a minimum of $3 million in units. If stockholders other than Co-Investment subscribe for at least $3 million in units, then Co-Investment would not participate in the rights offering.
The Company intends to proceed with the rights offering once a registration statement relating to the rights offering has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The Company anticipates it will file the registration statement with the SEC in October, 2009.
There can be no assurance that the proposed rights offering will be commenced or completed, and the Company is unable, at this time, to ascertain the amount of proceeds it will generate in the rights offering.
This current report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this current report on Form 8-K in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made by means of a prospectus and any offering of units consisting of shares of the Company’s common stock, preferred stock and warrants under the registration statement will be made only by means of a prospectus.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH BENEFITS DIRECT CORPORATION
Date: September 28, 2009	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer and Chief Operating Officer